UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

1.

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2016

SOUTH JERSEY INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-6364	22-1901645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037

(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2016, South Jersey Industries, Inc. (the “Company”) entered into amendments to three separate letter of credit reimbursement agreements with the banks party thereto and JPMorgan Chase Bank, N.A., as issuing bank and as administrative agent. Each reimbursement agreement was issued in connection with a letter of credit that currently expires on March 15, 2016. The letters of credit are in the aggregate amount of $62.3 million and support three outstanding series of bonds issued by Marina Energy LLC, a wholly-owned subsidiary of SJI, in the amounts of $16.4 million, $20 million and $25 million. Each of the three amendments was entered into in connection with the extension of its respective letter of credit until March 15, 2018 and also provides for certain other changes to its original reimbursement agreement by attaching an amended form of the underlying reimbursement agreement to the amendment (such reimbursement agreements, as amended by the amendment and the attached revised original reimbursement agreement, an “Amended Reimbursement Agreement”). Each Amended Reimbursement Agreement provides for the Company to reimburse the issuing bank for any draws under its related letter of credit.

The Amended Reimbursement Agreements contain typical representations, warranties, events of default and covenants, including a financial covenant limiting the ratio of Indebtedness of the Company and its subsidiaries on a consolidated basis to Consolidated Total Capitalization of not more than 0.65 to 1.0 (as such terms are defined in the Amended Reimbursement Agreements).

JPMorgan and its affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services or other services for the Company or its affiliates, and affiliates of JPMorgan have served in the past as underwriters in public offerings of securities by the Company or its affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

A copy of each of the Amended Reimbursement Agreements is filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and each is incorporated by reference into this Item 1.01. The foregoing summary of the Amended Reimbursement Agreements is qualified in its entirety by reference to the text of the Amended Reimbursement Agreements filed herewith.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
The Company’s obligations under the three Amended Reimbursement Agreements supports letters of credit in an aggregate amount of $62.3 million. Pursuant to the terms of each Amended Reimbursement Agreement, in the event amounts are drawn under the applicable letter of credit by the bond trustee on behalf of Marina Energy LLC, the Company will be obligated, subject to certain conditions, to reimburse the issuing bank for the amount of such draw, plus interest thereon.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Amendment No. 1, dated as of March 10, 2016, by and among South Jersey Industries, Inc., the banks party thereto, and JPMorgan Chase Bank, N.A., as issuing bank and administrative agent, which supports the letter of credit related to the Marina Energy LLC – 2001 Project Series A bonds in the aggregate principal amount of $20 million, including an amendment to the related reimbursement agreement, dated as of March 15, 2012.

10.2
Amendment No. 1, dated as of March 10, 2016, by and among South Jersey Industries, Inc., the banks party thereto, and JPMorgan Chase Bank, N.A., as issuing bank and administrative agent, which supports the letter of credit related to the Marina Energy LLC – 2001 Project Series B bonds in the aggregate principal amount of $25 million, including an amendment to the related reimbursement agreement, dated as of March 15, 2012.

10.3
Amendment No. 1, dated as of March 10, 2016, by and among South Jersey Industries, Inc., the banks party thereto, and JPMorgan Chase Bank, N.A., as issuing bank and administrative agent, which supports the letter of credit related to the Marina Energy LLC – 2006 Project Series A bonds in the aggregate principal amount of $16.4 million, including an amendment to the related reimbursement agreement, dated as of March 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated: March 11, 2016	By:	/s/ Stephen H. Clark
Name: Stephen H. Clark Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.    Description_____________________________________________________

10.1
Amendment No. 1, dated as of March 10, 2016, by and among South Jersey Industries, Inc., the banks party thereto, and JPMorgan Chase Bank, N.A., as issuing bank and administrative agent, which supports the letter of credit related to the Marina Energy LLC – 2001 Project Series A bonds in the aggregate principal amount of $20 million, including an amendment to the related reimbursement agreement, dated as of March 15, 2012.

10.2
Amendment No. 1, dated as of March 10, 2016, by and among South Jersey Industries, Inc., the banks party thereto, and JPMorgan Chase Bank, N.A., as issuing bank and administrative agent, which supports the letter of credit related to the Marina Energy LLC – 2001 Project Series B bonds in the aggregate principal amount of $25 million, including an amendment to the related reimbursement agreement, dated as of March 15, 2012.

10.3
Amendment No. 1, dated as of March 10, 2016, by and among South Jersey Industries, Inc., the banks party thereto, and JPMorgan Chase Bank, N.A., as issuing bank and administrative agent, which supports the letter of credit related to the Marina Energy LLC – 2006 Project Series A bonds in the aggregate principal amount of $16.4 million, including an amendment to the related reimbursement agreement, dated as of March 15, 2012.